Exhibit 10.4

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PROVIDED BY SECTION 4 OF THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF APRIL 1, 2011, BY AND AMONG COMBIMATRIX CORPORATION AND EACH PURCHASER IDENTIFIED ON THE SIGNATURE PAGES THERETO.

WARRANT NO.2011 - [  ]

COMBIMATRIX CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Void After April 7, 2016

THIS CERTIFIES THAT, for value received, [          ] or its permitted registered assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from CombiMatrix Corporation, a Delaware corporation (the “Company”), up to [          ] of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

1.             DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

(a)           “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(b)           “Exercise Period” shall mean the period commencing on the day following the date this is six months after the Issuance Date and ending at 5:00 p.m. Eastern Time on the fifth (5th) anniversary of the Issuance Date (the “Expiration Date”), unless sooner terminated as provided below.

(c)           “Exercise Price” shall mean $2.14 per share, subject to adjustment pursuant to Section 6 below, which may take the form of a “cashless exercise” if so indicated in the Notice of Exercise and if a “cashless exercise” is permitted at such time pursuant to Section 10.

(d)           “Investors Rights Agreement” means the Investors Rights Agreement dated as of April 1, 2011 by and between the Company and the initial Holder of this Warrant.

(e)           “Issuance Date” shall mean April 7, 2011.

(f)            “Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

(g)           “Purchase Agreement” means the Securities Purchase Agreement dated as of April 1, 2011 by and between the Company and the initial Holder of this Warrant.

(h)           “Trading Day” shall mean (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices);  provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

(i)            “Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question..

(j)            “Warrant Shares” shall mean the shares of Common Stock issuable upon exercise of this Warrant.

2.             EXERCISE OF WARRANT

2.1          Notice of Exercise; Exercise Price; Certificates.  Subject to Section 2.4, the rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):

(a)           An executed Notice of Exercise in the form attached hereto; and

(b)           Payment of the aggregate Exercise Price (which may take the form of a “cashless exercise” if so indicated in the Notice of Exercise and if a “cashless exercise” is permitted at such time pursuant to Section 10) for the Warrant Shares being purchased hereunder.

The Holder shall not be required to deliver the original Warrant in order to effect the exercise hereunder.  Execution and delivery of the Notice of Exercise and payment of the Exercise Price (or “cashless exercise” if so indicated in the Notice of Exercise and if a “cashless exercise” is permitted at such time pursuant to Section 10) shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

Certificates for Warrant Shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposits and Withdrawal at Custodian (DWAC) system if the Company is a participant in such system, or otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within five (5) business days from the delivery to the Company of the Notice of Exercise and payment of the aggregate Exercise Price as set forth above (or “cashless exercise” if so indicated in the Notice of Exercise and if a “cashless exercise” is permitted at such time pursuant to Section 10)); provided, however, that in the event of (i) an exercise in which the payment of the Exercise Price is in cash and no effective registration statement for the resale of the Warrant Shares is available or (ii) a “cashless exercise” and the Warrant Shares cannot be sold without restriction under Rule 144 under the Securities Act of 1933, as amended, delivery of physical certificates shall be made.

If by the close of the seventh Trading Day after delivery of a Notice of Exercise and payment of the aggregate Exercise Price (which may take the form of a “cashless exercise” if so indicated in the Notice of Exercise and if a “cashless exercise” is permitted at such time pursuant to Section 10), the Transfer Agent fails to deliver to the Holder a certificate representing the required number of Warrant Shares in the manner required above (or make such Warrant Shares available to such Holder’s broker), and such failure to deliver the Warrant Shares is caused by the transfer agent’s or the Company’s failure to use commercially reasonable efforts to comply with this Section 2.1 and Section 4.1 of the Purchase Agreement ,and if after such seventh Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within seven (7) Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate through the transfer agent (and to issue such Warrant Shares) shall terminate and such Warrant Shares shall be cancelled, or (2) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of Warrant Shares, times (b) the closing bid price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

2.2          Partial Exercise.  Upon any partial exercise of this Warrant, the Company, at its expense, will promptly and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of shares of Warrant Shares remaining available for purchase under the Warrant.

2.3          Payment of Taxes and Expenses.  The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any permitted transferee of all or any portion of this Warrant.

2.4          Limitation on Exercise.  Notwithstanding anything in this Warrant to the contrary, this Warrant may not be exercised to the extent that such exercise would result in the beneficial ownership by Holder, together with its affiliates and its related persons, of greater than 19.99% of the then outstanding Common Stock or the voting power of the Company following such exercise, unless approval of such exercise has been obtained by the stockholders of the Company in accordance with applicable stock exchange rules (and if such stockholder approval is obtained, this Section 2.4 will be deemed to have been removed from the Warrant).

3.             COVENANTS OF THE COMPANY

3.1          Covenants as to Warrant Shares.  The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof (other than restrictions pursuant to securities laws).  The Company further covenants and agrees that the Company will, at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

3.2          No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, directly or indirectly avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

4.             ADJUSTMENT OF EXERCISE PRICE AND SHARES.

4.1          In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number, class and type of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and type of shares or other property as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment.  The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

4.2          If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive on a pro rata basis, without payment therefor,

(i)            Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution (other than a dividend or distribution covered in Section 4.1 above),

(ii)           any cash paid or payable otherwise than as a cash dividend; or

(iii)         Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock pursuant to Section 4.1 above), then and in each such case, the Holder hereof will, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

4.3          Upon the occurrence of each adjustment pursuant to Section 4.1 or 4.2, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in reasonable detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

5.             FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant.  All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company will in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a Warrant Share by such fraction, rounded down to the nearest whole cent.

6.             FUNDAMENTAL TRANSACTIONS.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another individual or entity, other than employee stock option exchange offers) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 4 above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction without regard to the limitations on exercise contained in Section 2.4 herein if the Company is not the surviving entity in such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event without regard to the limitations on exercise contained in Section 2.4 herein if the Company is not the surviving entity in such Fundamental Transaction.

For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration (but without regard to the limitations set forth in Section 2.4 herein if the Company is not the surviving entity in such Fundamental Transaction).  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.  The foregoing notwithstanding, unless prohibited by applicable stock exchange rules, the Holder hereof shall have the right to receive upon the closing of a Fundamental Transaction the same consideration as it would have received in the Fundamental Transaction for shares of Common Stock that it would have received had it effected a “cashless exercise” of the Warrant pursuant to the provisions of Section 10 hereof without regard to limitations on exercise contained in Section 2.4 herein on the day prior to the closing of such Fundamental Transaction, and except for the right to the receipt of such consideration in connection with such Fundamental Transaction pursuant to this Section 6, this Warrant shall automatically terminate effective as of immediately prior to the closing of such Fundamental Transaction.

7.             NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8.             TRANSFER OF WARRANT.  Subject to applicable laws and the other transfer restrictions set forth in Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and, if the Warrants are not traded publicly on a securities exchange or over the counter, the form of assignment attached hereto to any transferee designated by Holder.

9.             LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10.          CASHLESS EXERCISE. If: (A) a Fundamental Transaction occurs; or (B) on the date of exercise there is not an effective Registration Statement (as defined in the Investors Rights Agreement) registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then the Holder may, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

where:

X	=	the number of Warrant Shares to be issued to the Holder.

Y	=	the total number of Warrant Shares with respect to which this Warrant is being exercised.

A	=

the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg Financial Markets) for the five (5) Trading Days ending on the date immediately preceding the Exercise Date.

B	=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of this Warrant, “Closing Sale Price” means, for any security as of any date, the last trade price for such security on the principal securities exchange or trading market for such security, as reported by Bloomberg Financial Markets, or, if such exchange or trading market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported for such security by Bloomberg Financial Markets, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error.

All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

For purposes of Rule 144 promulgated under the Securities Act (as defined in the Purchase Agreement), it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

11.          NOTICE OF CORPORATE EVENTS. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including, without limitation, any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction;  provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

12.          NOTICES, ETC.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered and addressed as follows:

If to the Company, to:

CombiMatrix Corporation

310 Goddard, Suite 150

Irvine, CA  92618

(949) 753-0624

Facsimile No.:  (949) 753-1504

Attention:   Scott Burell

with copies to:

Dorsey & Whitney LLP

38 Technology Drive, Suite 100

Irvine, CA  92618

Facsimile No.:   (949) 271-5627

Attention:  Parker Schweich, Esq.

If to the Investor:

At its address specified by the initial Holder in the Purchase Agreement, or at such other address or addresses as may have been furnished to the Company in writing by Holder.

13.          ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.          GOVERNING LAW.  This Warrant will be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of April 7, 2011.

COMBIMATRIX CORPORATION

By:	/s/ R. Judd Jessup

Name:	R. Judd Jessup

Title:	Chief Executive Officer

NOTICE OF EXERCISE

To:   CombiMatrix Corporation

(1)           The undersigned holder hereby exercises the right to purchase                       of the shares of Common Stock (the “Warrant Shares”) of CombiMatrix Corporation, a Delaware corporation (the “Company”), pursuant to the Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)           The Holder intends that payment of the Exercise Price shall be made as (check one):

☐            “Cash Exercise” with respect to                                       Warrant Shares; and/or

☐            “Cashless Exercise” with respect to                             Warrant Shares (if permitted pursuant to Section 10 of the Warrant).

(3)           If the Holder has elected a Cash Exercise, the holder shall pay the sum of $                to the Company in accordance with the terms of the Warrant.

(4)           Pursuant to this Exercise Notice, the Company shall deliver to the Holder                 Warrant Shares in accordance with the terms of the Warrant.

(5)           By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby, the Holder will not own in excess of the number of shares of Common Stock permitted to be owned under Section 2.4 of this Warrant to which this notice relates, and the undersigned hereby further makes the representations and warranties set forth in Section 3.2 of the Purchase Agreement.

Dated:

Name of Holder:

By:

Name:

Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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COMBIMATRIX CORPORATION

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.

Do not use this form to purchase shares.  Assignment of the Warrant is subject to applicable law.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

NAME (please print):

ADDRESS (please print):

Assigned by:

Signed:

By:

Title:

Date:

NOTE:  The assignor on this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

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